UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

JBI, INC.
(Exact Name of Registrant As Specified In Charter)

Nevada	000-52444	20-4924000
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

500 Technology Square, Suite 150 Cambridge, Massachusetts 02139
(Address of Principal Executive Offices)

(905) 354-7222
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Gregg E. Jaclin, Esq.
Gary S. Eaton, Esq.
Anslow & Jaclin, LLP
195 Rt. 9 South, 2nd Floor
Manalapan, NJ, 07726
Tel No.: (732) 409-1212
Fax No.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Director

On April 30, 2010, the Board of Directors of the Company appointed Dr. Robin Bagai to the Company’s Board of Directors. Our board has determined that Dr. Bagai is an independent director as that term is defined by the Securities and Exchange Commission and the NASDAQ Stock Market, Inc. The board has not yet determined on which board committees Dr. Bagai will serve.

Dr. Robin Bagai, age 59, Dr. Bagai, Psy.D, is a clinical psychologist in private practice in Portland, Oregon. Since 1992 Dr. Bagai has specialized in diagnostic testing and evaluation of adults and adolescents throughout Oregon. He has been an adjunct professor at Portland State University, supervising graduate students in the department of Counselor Education. Dr. Bagai has previously served on the boards of the Portland Psychological Association (PPA) and the Portland Alliance for the Advancement of Psychodynamic Psychotherapy (PAAPP).

Dr. Bagai received his Master’s degree in Counseling Psychology from Antioch University, Seattle in 1986, and his Doctorate in Clinical Psychology from Pacific University School of Professional Psychology, Forest Grove, in 1990. Dr. Bagai was licensed in Oregon in 1992.

Family Relationships

There are no family relationships between Dr. Bagai and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

There is no employment agreement between Dr. Bagai and the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

JBI, INC.

Date: May 6, 2010	By:	/s/ John Bordynuik
John Bordynuik
President & Chief Executive Officer